SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004


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                                    FORM 8-K

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              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (Date of Earliest Event Reported):

                                 August 21, 1997

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                         Commission file number 0-13497

                         PITNEY BOWES CREDIT CORPORATION
           Incorporated pursuant to the Laws of the State of Delaware


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       Internal Revenue Service -- Employer Identification No. 06-0946476

                   27 Waterview Drive, Shelton, CT 06484-4361
                                 (203) 922-4000




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                                  Page 2 of 5


Item 2 -- Acquisition or Disposition of Assets

  On August 21, 1997 Pitney Bowes Credit Corporation ("PBCC" or "the Company") announced that it has entered into an agreement with GATX Capital Corporation ("GATX Capital"), a subsidiary of GATX Corporation, that will reduce the Company's external large-ticket finance portfolio by approximately $1.2 billion. This represents approximately 50 percent of PBCC's current external large-ticket portfolio. The agreement reflects PBCC's ongoing strategy of focusing on fee and service based revenue rather than asset based income.

  Under the terms of the agreement, the Company will transfer external large-ticket finance assets through a direct sale to GATX Capital and an investment in a limited liability company. PBCC expects to receive approximately $1 billion in cash through the end of the year and a 50 percent share in the limited liability company, in which PBCC and GATX Capital will each retain approximately $200 million of equity.

  This transaction is subject to a number of conditions to closing, which include certain regulatory approvals. The transaction is expected to close during the third and fourth quarter of 1997. There is no assurance however, that it will close in a timely manner, or at all.



Item 7 -- Financial Statements and Exhibits

c. The following exhibit is furnished in accordance with Item 601 of Regulation S-K:

     Exhibit
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
       (99)       Pitney Bowes Inc. (parent company)  press release dated August 21, 1997.     See Exhibit (i)
                                                                                               On pages 4-5




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                                  Page 3 of 5



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.







                                           PITNEY BOWES CREDIT CORPORATION

                                           By         /s/ G. KIRK HUDSON
                                                    ----------------------
                                                        G. Kirk Hudson
                                                   Vice President - Finance
                                                   (Principal Financial and
                                                      Accounting Officer)
Dated:  August 27, 1997



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                                  Page 4 of 5

                                   Exhibit (i)



                  PITNEY BOWES ENHANCES SHAREHOLDER VALUE WITH
                            $1.2 BILLION REDUCTION IN
                     LARGE-TICKET EXTERNAL FINANCE PORTFOLIO
     "Latest Initiatives in Strategy to Maximize Shareholder Return Include Authorization to Increase Original 9.2 Million Share Repurchase Program to a
                         Total of 12.4 Million Shares"

Stamford, Conn., August 21, 1997 -- Pitney Bowes Inc. (NYSE: PBI) today announced the latest initiatives in its ongoing strategy to generate and deliver enhanced shareholder value: an agreement with GATX Capital Corporation (GATX Capital) that will significantly reduce the Pitney Bowes large-ticket external finance portfolio by approximately $1.2 billion as a result of the same agreement, Pitney Bowes expects to receive approximately $1 billion in up-front cash by the end of the year, and authorization by the board of directors for the purchase of an additional 3.2 million shares in the open market, bringing the total repurchase authorization to 12.4 million shares
         Chairman and CEO Michael J. Critelli said, "In February we entered a new dimension in our strategy to enhance shareholder value with board authorization to repurchase up to 9.2 million outstanding shares in the open market, and a double-digit dividend increase for the 15th consecutive year. Today's agreement with GATX Capital signals our latest actions to maximize the return on our stockholders' investment in Pitney Bowes. A significant portion of the proceeds from liquidating these assets, along with cash from operations, will benefit shareholders through reinvestment in our core businesses and repurchase of stock. The transaction proceeds and cash from operations will also be used to reduce debt and help maintain above-market dividend yields. The transaction will maximize the cash return on the assets, while also significantly reducing our large-ticket external finance portfolio and related debt. These selective asset reductions are also part of our ongoing Financial Services strategy to shift the external finance revenue stream to more fee-based income sources.
         "I am also pleased to note that our board of directors has authorized the purchase of an additional 3.2 million outstanding shares, bringing our total 1997 repurchase authorization to 12.4 million shares. Since we unveiled this program in February we have repurchased nearly 4.7 million shares. The combination of the significant reduction in the large-ticket external finance portfolio and the repurchase of shares reflects our confidence in the growth and profitability of our business and our ongoing commitment to increasing shareholder value."
         Under the terms of the agreement, Pitney Bowes' large-ticket external finance portfolio will be reduced without recourse to Pitney Bowes by approximately $1.2 billion through a direct asset sale to GATX Capital, and the contribution of selected assets to a limited liability company in which Pitney Bowes and GATX Capital would each retain approximately $200 million of equity. Through the combination of GATX Capital's cash investment and capitalization of the limited liability company, Pitney Bowes expects to receive approximately $1 billion in cash by the end of the year.
         According to Joseph C. Lane, President and CEO of GATX Capital, "Our relationship with Pitney Bowes demonstrates GATX Capital's continued strategy of growth through joint ventures and evidences our success in lease portfolio acquisitions. This significant transaction allows both GATX Capital and Pitney Bowes to combine their complementary strengths and to focus on core business activities, thereby maximizing both companies' shareholder value."
         As part of the agreement, GATX Capital is expected to receive fees for providing remarketing expertise to the limited liability company for selected assets coming off lease. The Capital Services division of Pitney Bowes Financial Services is expected to receive fees for servicing the portfolio.

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                                  Page 5 of 5


                             Exhibit (i) (continued)


         This agreement gives Pitney Bowes customers the best of both worlds, concluded Matthew Kissner, president of Pitney Bowes Financial Services. "Both Pitney Bowes Financial Services and GATX Capital have strong asset management and remarketing capabilities, and GATX Capital is particularly well known for its expertise in financial joint venture management, financial structuring and asset remarketing," Kissner stated. "And Pitney Bowes Financial Services is best known for its proficiency in financial structuring and long-term customer relationship building and management. Through this limited liability company, we will be able to capitalize on the key strengths of both companies. Pitney Bowes' relationship with large-ticket finance customers will remain intact. Maintaining the relationship with the customer will enable us to continue to originate future transactions and market investments in these assets to third-party investors."
         GATX Capital is a diversified international financial services company with 32 locations worldwide. The company provides asset-based financing for transportation, industrial and informational technology equipment. GATX Capital is a subsidiary of Chicago-based GATX Corporation (NYSE:GMT) which provides approximately $6 billion of service-enhanced assets primarily used to help its customers transport, store or distribute their products and information.
         Pitney Bowes Financial Services provides leasing and financing services to help businesses -- ranging from small to large -- acquire Pitney Bowes and other mission-critical equipment and services while preserving cash flow. Pitney Bowes is a premier provider of products and services that support preparation and management of documents, packages and other messages in physical or electronic form.
         The forward-looking statements contained in this news release involve risks and uncertainties, and are subject to change based on various important factors, as outlined in the company's 1996 Form 10-K Annual Report filed with the Securities and Exchange Commission.